EXHIBIT 23

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-53562 of Comdial Corporation on Form S-8 of our report dated January 28, 2000, appearing in the Annual Report on Form 10-K of Comdial Corporation for the year ended December 31, 1999.

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

Richmond, Virginia
March 24, 2000